Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our Reports dated February 24, 2017, in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-216238) and related Prospectus of Bioblast Pharma Ltd., dated April 4, 2017.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel April 4, 2017	Kost Forer Gabbay & Kasierer A member of EY Global